LIMITED LIABILITY COMPANY AGREEMENT

OF

REALYINVEST NNN, LLC

August 20, 2020

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS AGREEMENT OR ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY, THE MANAGER OR THEIR AFFILIATES, OR ANY PROFESSIONAL ASSOCIATED WITH THIS OFFERING, AS LEGAL, TAX OR INVESTMENT ADVICE. EACH INVESTOR SHOULD CONSULT WITH AND RELY ON HIS OR HER OWN ADVISORS AS TO THE LEGAL, TAX AND/OR ECONOMIC IMPLICATIONS OF THE INVESTMENT DESCRIBED IN THIS AGREEMENT AND ITS SUITABILITY FOR SUCH INVESTOR.

AN INVESTMENT IN THE SERIES OF INTEREST CARRIES A HIGH DEGREE OF RISK AND IS ONLY SUITABLE FOR AN INVESTOR WHO CAN AFFORD LOSS OF HIS OR HER ENTIRE INVESTMENT IN THE SERIES OF INTEREST.

THE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER STATE.  ACCORDINGLY, INTERESTS MAY NOT BE TRANSFERRED, SOLD, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR A VALID EXEMPTION FROM SUCH REGISTRATION.

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LIMITED LIABILITY COMPANY AGREEMENT OF REALYINVEST NNN, LLC

This LIMITED LIABILITY COMPANY AGREEMENT OF REALYINVEST NNN, LLC, (this “Agreement”) is dated as of August 20, 2020. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in Section 1.01.

WHEREAS, the Company was formed as a series limited liability company under Section 18-215 of the Delaware Act pursuant to a certificate of formation filed with the Secretary of State of the State of Delaware on March 17, 2020.

NOW THEREFORE, the limited liability company agreement of the Company is hereby read in its entirety as follows:

ARTICLE I.DEFINITIONS

Section 1.01Definitions. The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Abort Costs” means all fees, costs and expenses incurred in connection with any Series Property proposals pursued by the Company, the Manager or a Series that do not proceed to completion.

“Acquisition Expenses” means in respect of each Series, the following fees, costs and expenses allocable to such Series (or such Series pro rata share of any such fees, costs and expenses allocable to the Company) and incurred in connection with the evaluation, discovery, investigation, development and acquisition of a Series Property, including brokerage and sales fees and commissions, appraisal fees, research fees, transfer taxes, third party industry and due diligence experts, bank fees and interest (if the Series Property was acquired using debt prior to completion of the Initial Offering), technology costs, photography and videography expenses in order to prepare the profile for the Series Property to be accessible to Investor Members via an online platform and any blue sky filings required in order for such Series to be made available to Economic Members in certain states (unless borne by the Manager, as determined in its sole discretion) and similar costs and expenses incurred in connection with the evaluation, discovery, investigation, development and acquisition of a Series Property.

“Additional Economic Member” means a Person admitted as an Economic Member and associated with a Series in accordance with ARTICLE III as a result of an issuance of Interests of such Series to such Person by the Company.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Aggregate Ownership Limit” means, for all Investors other than the Manager, (a) not more than 9.8% (in value or in number of Interests, whichever is more restrictive) of the aggregate of the outstanding Interests of a Series, or (b) such other percentage set forth in the applicable Series, unless such Aggregate Ownership Limit is otherwise waived by the Manager in its sole discretion.

“Agreement” has the meaning assigned to such term in the preamble.

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“Allocation Policy” means the allocation policy of the Company adopted by the Manager in accordance with Section 5.01.

“Property Seller” means any Person which owns a Series Property prior to a purchase of a Series Property by the Company in advance of a potential offering or the closing of any offering from which proceeds are used to acquire a Series Property.

“Beneficial Ownership” shall mean ownership of Interests of a Series by a Person, whether the interest in the Interest of such Series is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code. The terms “Beneficial Owner,” “Beneficially Owns,” and “Beneficially Owned” shall have the correlative meanings.

“Business Day” means any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are authorized or required to close.

“Capital Contribution” means with respect to any Member, the amount of cash and the initial Gross Asset Value of any other property contributed or deemed contributed to the capital of a Series by or on behalf of such Member, reduced by the amount of any liability assumed by such Series relating to such property and any liability to which such property is subject.

“Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware.

“Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 4.10(f); provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055, and 2522 of the Code.

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

“Company” means RealyInvest NNN, LLC, a Delaware series limited liability company, and any successors thereto.

“Conflict of Interest” means any matter that the Manager believes may involve a conflict of interest that is not otherwise addressed by the Allocation Policy.

“Constructive Ownership” shall mean ownership of Interests of a Series by a Person, whether the interest in the Interests of such Series is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns,” and “Constructively Owned” shall have the correlative meanings.

“Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18 101, et seq.

“DGCL” means the General Corporation Law of the State of Delaware, 8 Del. C. Section 101, et seq.

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“Economic Member” means together, the Investor Members, Additional Economic Members (including any Person who receives Interests in connection with any goods or services provided to a Series (including in respect of the sale of a Series Property to that Series)) and their successors and assigns admitted as Additional Economic Members and Substitute Economic Members, in each case who is admitted as a Member of such Series, but shall exclude the Manager in its capacity as Manager. For the avoidance of doubt, the Manager or any of its Affiliates shall be an Economic Member to the extent it purchases Interests in a Series.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Excepted Holder” shall mean a Person for whom an Excepted Holder Limit is created by this Agreement or the Manager pursuant to Section 4.07.

“Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with any requirements established by the Manager pursuant to Section 4.07 and subject to adjustment pursuant to Section 4.08 the percentage limit established by the Manager pursuant to Section 4.07.

“Exchange Act” means the Securities Exchange Act of 1934.

“Expenses and Liabilities” has the meaning assigned to such term in Section 5.04(a).

“Free Cash Flow” means any available cash for distribution generated from the net income received by a Series, as determined by the Manager to be in the nature of income as defined by U.S. GAAP, plus (i) any change in the net working capital (as shown on the balance sheet of such Series) (ii) any amortization to the relevant Series Property (as shown on the income statement of such Series) and (iii) any depreciation to the relevant Series Property (as shown on the income statement of such Series) and (iv) any other non-cash Operating Expenses less (a) any capital expenditure related to the Series Property (as shown on the cash flow statement of such Series) (b) any other liabilities or obligations of the Series, in each case to the extent not already paid or provided for and (c) upon the termination and winding up of a Series or the Company, all costs and expenses incidental to such termination and winding as allocated to the relevant Series in accordance with Section 6.04. Free Cash Flow funds may be held in separate deposit accounts or investment accounts for the benefit of each Series, as determined by the Manager in its sole discretion.

“Form of Adherence” means, in respect of an Initial Offering or Subsequent Offering, a subscription agreement or other agreement substantially in the form appended to the Offering Document pursuant to which an Investor Member or Additional Economic Member agrees to adhere to the terms of this Agreement or, in respect of a Transfer, a form of adherence or instrument of Transfer, each in a form satisfactory to the Manager from time to time, pursuant to which a Substitute Economic Member agrees to adhere to the terms of this Agreement.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Gross Asset Value” means, with respect to any asset contributed by an Economic Member to a Series, the gross fair market value of such asset as determined by the Manager.

“Indemnified Person” means (a) any Person who is or was an Officer of the Company or associated with a Series, (b) any Person who is or was a Manager or Liquidator, together with its officers, directors, members, shareholders, employees, managers, partners, controlling persons, agents or independent contractors, (c) any Person who is or was serving at the request of the Company as an officer, director,

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member, manager, partner, fiduciary or trustee of another Person; provided, that, except to the extent otherwise set forth in a written agreement between such Person and the Company or a Series, a Person shall not be an Indemnified Person by reason of providing, on a fee for services basis, trustee, fiduciary, administrative or custodial services, (d) any member of the Advisory Board appointed by the Manager pursuant to Error! Reference source not found., (e) the Property Manager, (f) any Person the Manager designates as an Indemnified Person for purposes of this Agreement, (g) Realy Holdings, Inc., (h) the Property Manager, or (i) members of the Advisory Board.

“Individual Aggregate 12-Month Investment Limit” means, with respect to any individual holder, in any trailing twelve-month period, 10% of the greater of such holder’s annual income or net worth or, with respect to any entity, 10% of the greater of such holder’s annual revenue or net assets at fiscal year-end.

“Initial Member” means the Person identified in the Series Designation of such Series as the Initial Member associated therewith.

“Initial Offering” means the first offering or private placement and issuance of any Interests, other than the issuance to the Initial Member.

“Interest” means an interest in a Series issued by the Company that evidences a Members rights, powers and duties with respect to the Company and such Series pursuant to this Agreement and the Delaware Act.

“Interest Designation” has the meaning ascribed in Section 3.03(f).

“Interest Ownership Limit” shall mean not more than 9.8% (in value or in number of Interests, whichever is more restrictive) of the aggregate of the outstanding Interests of a Series, or such other percentage determined by the manager in accordance with Section 4.08.

“Investment Advisers Act” means the Investment Advisers Act of 1940.

“Investment Company Act” means the Investment Company Act of 1940.

“Investor Members” mean those Persons who acquire Interests in the Initial Offering or Subsequent Offering and their successors and assigns admitted as Additional Economic Members.

“Liquidator” means one or more Persons selected by the Manager to perform the functions described in Section 11.02 as liquidating trustee of the Company or a Series, as applicable, within the meaning of the Delaware Act.

“Management Fee” means an amount up to monthly fee in the amount of 10% of any Free Cash Flows available for distribution pursuant to ARTICLE VII, as generated by each Series. The Management Fee will only become due and payable if there is sufficient Free Cash Flow to distribute as described in herein.  For tax and accounting purposes, the Management Fee will be accounted for as an expense on the books of the Series.

“Manager” means RealyInvest Manager, LLC, a Delaware limited liability company and a single-member entity owned by Realy Holdings, Inc.

“Market Price” on any date shall mean, with respect to any class or series of outstanding Interests of a Series, the Closing Price for such Interests on such date. The “Closing Price” on any date shall mean

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the last sale price for such Interests, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Interests, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NASDAQ or, if such Interests are not listed or admitted to trading on the NASDAQ, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal National Securities Exchange on which such Interests are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any National Securities Exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Interests are not quoted by any such system, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Interests selected by the Manager of the Company or, in the event that no trading price is available for such Interests, the fair market value of the Interests, as determined in good faith by the Manager of the Company.

“Member” means each member of the Company associated with a Series, including, unless the context otherwise requires, the Initial Member, the Manager, each Economic Member (as the context requires), each Substitute Economic Member and each Additional Economic Member.

“National Securities Exchange” means an exchange registered with the U.S. Securities and Exchange Commission under Section 6(a) of the Exchange Act.

“Offering Document” means, with respect to any Series or the Interests of any Series, the prospectus, offering memorandum, offering circular, offering statement, offering circular supplement, private placement memorandum or other offering documents related to the Initial Offering of such Interests, in the form approved by the Manager and, to the extent required by applicable law, approved or qualified, as applicable, by any applicable Governmental Entity, including without limitation the U.S. Securities and Exchange Commission.

“Offering Expenses” means in respect of each Series, the following fees, costs and expenses allocable to such Series or such Series pro rata share (as determined by the Allocation Policy, if applicable) of any such fees, costs and expenses allocable to the Company incurred in connection with executing the Offering, consisting of underwriting, legal, accounting, escrow, custody and compliance costs related to a specific offering.

“Officers” means any president, vice president, secretary, treasurer or other officer of the Company or any Series as the Manager may designate (which shall, in each case, constitute managers within the meaning of the Delaware Act).

“Operating Expenses” means in respect of each Series, the following fees, costs and expenses allocable to such Series or such Series pro rata share (as determined by the Allocation Policy, if applicable) of any such fees, costs and expenses allocable to the Company:

(i)                 any and all fees, costs and expenses incurred in connection with the management of a Series Property, including Property Management, import taxes, income taxes, title fees, periodic registration fees, transportation (other than those related to Acquisition Expenses), storage (including property rental fees should the Manager decide to rent a property to store a number of Series Property), marketing, security, maintenance, upkeep, repairs, refurbishment, perfection of title and utilization of the Series Property;

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(ii)              any fees, costs and expenses incurred in connection with preparing any reports and accounts of each Series of Interests, including any blue sky filings required in order for a Series of Interest to be made available to Investors in certain states and any annual audit of the accounts of such Series of Interests (if applicable) and any reports to be filed with the U.S. Securities and Exchange Commission including periodic reports on Forms 1-K, 1-SA and 1-U.

(iii)            any and all insurance premiums or expenses, including directors and officers insurance of the directors and officers of the Manager or the Property Manager, in connection with the Series Property;

(iv)             any withholding or transfer taxes imposed on the Company or a Series or any of the Members as a result of its or their earnings, investments or withdrawals;

(v)               any governmental fees imposed on the capital of the Company or a Series or incurred in connection with compliance with applicable regulatory requirements;

(vi)             any legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company, a Series or the Property Manager in connection with the affairs of the Company or a Series;

(vii)          the fees and expenses of any administrator, if any, engaged to provide administrative services to the Company or a Series;

(viii)        all custodial fees, costs and expenses in connection with the holding of a Series Property or Interests;

(ix)             any fees, costs and expenses of a third-party registrar and transfer agent appointed by the Manager in connection with a Series;

(x)               the cost of the audit of the Company’s annual financial statements and the preparation of its tax returns and circulation of reports to Economic Members;

(xi)             the cost of any audit of a Series annual financial statements, the fees, costs and expenses incurred in connection with making of any tax filings on behalf of a Series and circulation of reports to Economic Members;

(xii)          any indemnification payments to be made pursuant to Section 5.04;

(xiii)        the fees and expenses of the Company or a Series counsel in connection with advice directly relating to the Company or a Series legal affairs;

(xiv)         the costs of any other outside appraisers, valuation firms, accountants, attorneys or other experts or consultants engaged by the Manager in connection with the operations of the Company or a Series; and

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(xv)           any similar expenses that may be determined to be Operating Expenses, as determined by the Manager in its reasonable discretion.

“Operating Expenses Reimbursement Obligation(s)” has the meaning ascribed in Section 6.03.

“Outstanding” means all Interests that are issued by the Company and reflected as outstanding on the Company’s books and records as of the date of determination.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity.

“Prohibited Owner” shall mean with respect to any purported Transfer, any Person who, but for the provisions of Section 4.02 would Beneficially Own or Constructively Own Interests of a Series and, if appropriate in the context, shall also mean any Person who would have been the Record Holder of the Interests that the Prohibited Owner would have so owned.

“Property Management” shall mean the management of a Series Property, as determined by the Property Manager.

“Property Manager” shall be the Person responsible for the Property Management, who shall initially be Realy Holdings, Inc. The Property Manager shall be entitled to a Property Management fee, which will be at market rates.

“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

“Record Date” means the date established by the Manager for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members associated with any Series or entitled to exercise rights in respect of any lawful action of Members associated with any Series or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” or holder means the Person in whose name such Interests are registered on the books of the Company, or its transfer agent, as of the opening of business on a particular Business Day, as determined by the Manager in accordance with this Agreement.

“Restriction Termination Date” means, with respect to any Series, the first day after the Initial Date on which the Manager determines in accordance with Section 9.02 that it is no longer in the best interests of the Series to continue to qualify as a REIT or that compliance with any restriction or limitation on ownership and transfers of Interests of the Series set forth in ARTICLE IV is no longer required in order for such Series to qualify as a REIT.

“Securities Act” means the Securities Act of 1933.

“Series” has the meaning assigned to such term in Section 3.03(a).

“Series Propertys” means, at any particular time, all assets, properties (whether tangible or intangible, and whether real, personal or mixed) and rights of any type contributed to or acquired by a particular Series and owned or held by or for the account of such Series, whether owned or held by or for the account of such Series as of the date of the designation or establishment thereof or thereafter contributed to or acquired by such Series.

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“Series Designation” has the meaning assigned to such term in Section 3.03(a).

“Subsequent Offering” means any further issuance of Interests in any Series, excluding any Initial Offering or Transfer.

“Substitute Economic Member” means a Person who is admitted as an Economic Member of the Company and associated with a Series pursuant to Section 4.01(b) as a result of a Transfer of Interests to such Person.

“Super Majority Vote” means, the affirmative vote of the holders of Outstanding Interests of all Series representing at least two thirds of the total votes that may be cast by all such Outstanding Interests, voting together as a single class.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or change its Beneficial Ownership or Constructive Ownership, or any agreement to take any such actions or cause any such events, of Interests of a Series or the right to vote or receive distributions on Interests of a Series, including (a) the granting or exercise of any option (or any disposition of any option), (b) any disposition of any securities or rights convertible into or exchangeable for Interests of a Series or any interest in Interests of a Series or any exercise of any such conversion or exchange right and (c) Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Interests of a Series; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

“Transfer Agent” shall mean Computershares, or such other party as designated by the Manager.

“Trust” shall mean any trust provided for in Section 4.10(a).

“Trustee” shall mean the Person that is unaffiliated with the Company, any Series or any Prohibited Owner, that is appointed by the Company to serve as trustee of the Trust.

“U.S. GAAP” means United States generally accepted accounting principles consistently applied, as in effect from time to time.

Section 1.02Construction. Unless the context requires otherwise: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (b) references to paragraphs, Articles and Sections refer to paragraphs, Articles and Sections of this Agreement; (c) the term include or includes means includes, without limitation, and including means including, without limitation, (d) the words herein, hereof and hereunder and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (e) or has the inclusive meaning represented by the phrase and/or, (f) unless the context otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto, (g) references to any Person shall include all predecessors of such Person, as well as all permitted successors, assigns, executors, heirs, legal representatives and administrators of such Person, and (h) any reference to any statute or regulation includes any implementing legislation and any rules made under that legislation, statute or statutory provision, whenever before, on, or after the date of the Agreement, as well as any amendments, restatements or modifications thereof, as well as all statutory and regulatory provisions consolidating or replacing the statute or regulation. This Agreement shall be construed without regard to any presumption or rule requiring

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construction or interpretation against the party drafting an instrument or causing any instrument to be drafted

ARTICLE II.ORGANIZATION

Section 2.01Formation. The Company has been formed as a series limited liability company pursuant to Section 18-215 of the Delaware Act. Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company and each Series shall be governed by the Delaware Act.

Section 2.02Name. The name of the Company shall be RealyInvest NNN, LLC. The business of the Company and any Series may be conducted under any other name or names, as determined by the Manager. The Manager may change the name of the Company at any time and from time to time and shall notify the Economic Members of such change in the next regular communication to the Economic Members.

Section 2.03Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Manager in its sole discretion, the registered office of the Company in the State of Delaware shall be located at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the registered agent for service of process on the Company and each Series in the State of Delaware at such registered office shall be The Corporation Trust Company. The principal office of the Company shall be located at 3134 San Michele Dr., Palm Beach Gardens, Florida 33418. Unless otherwise provided in the applicable Series Designation, the principal office of each Series shall be located at 3134 San Michele Dr., Palm Beach Gardens, Florida 33418 or such other place as the Manager may from time to time designate by notice to the Economic Members associated with the applicable Series. The Company and each Series may maintain offices at such other place or places within or outside the State of Delaware as the Manager determines to be necessary or appropriate. The Manager may change the registered office, registered agent or principal office of the Company or of any Series at any time and from time to time and shall notify the applicable Economic Members of such change in the next regular communication to such Economic Members.

Section 2.04Purpose. The purpose of the Company and, unless otherwise provided in the applicable Series Designation, each Series shall be to (a) promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a series limited liability company organized pursuant to the Delaware Act, (b) identify, acquire, market and manage triple net leasable properties leased to single tenant corporate tenants for the benefit of the investors, and (c) conduct any and all activities related or incidental to the foregoing purposes.

Section 2.05Powers. The Company, each Series and, subject to the terms of this Agreement, the Manager shall be empowered to do any and all acts and things necessary or appropriate for the furtherance and accomplishment of the purposes described in Section 2.04.

Section 2.06Power of Attorney.

(a)Each Economic Member hereby constitutes and appoints the Manager and, if a Liquidator shall have been selected pursuant to Section 11.02, the Liquidator, and each of their authorized officers and attorneys in fact, as the case may be, with full power of substitution, as his or her true and lawful agent and attorney in fact, with full power and authority in his or her name, place and stead, to:

(i)execute, swear to, acknowledge, deliver, file and record in the appropriate public offices: (A) all certificates, documents and other instruments (including this Agreement and the Certificate of

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Formation and all amendments or restatements hereof or thereof) that the Manager, or the Liquidator, determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a series limited liability company in the State of Delaware and in all other jurisdictions in which the Company or any Series may conduct business or own property; (B) all certificates, documents and other instruments that the Manager, or the Liquidator, determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement; (C) all certificates, documents and other instruments that the Manager or the Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation or termination of the Company or a Series pursuant to the terms of this Agreement; (D) all certificates, documents and other instruments relating to the admission, withdrawal or substitution of any Economic Member pursuant to, or in connection with other events described in, ARTICLE III or ARTICLE XI; (E) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any Series of Interest issued pursuant to Section 3.03; (F) all certificates, documents and other instruments that the Manager or Liquidator determines to be necessary or appropriate to maintain the separate rights, assets, obligations and liabilities of each Series; and (G) all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company; and

(ii)execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Manager or the Liquidator determines to be necessary or appropriate to (A) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by any of the Members hereunder or is consistent with the terms of this Agreement or (B) effectuate the terms or intent of this Agreement; provided, that when any provision of this Agreement that establishes a percentage of the Members or of the Members of any Series required to take any action, the Manager, or the Liquidator, may exercise the power of attorney made in this paragraph only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such Series, as applicable.

Nothing contained in this Section 2.06 shall be construed as authorizing the Manager, or the Liquidator, to amend, change or modify this Agreement except in accordance with ARTICLE XII or as may be otherwise expressly provided for in this Agreement.

(b)The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Economic Member and the transfer of all or any portion of such Economic Members Interests and shall extend to such Economic Members heirs, successors, assigns and personal representatives. Each such Economic Member hereby agrees to be bound by any representation made by any officer of the Manager, or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Economic Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Manager, or the Liquidator, taken in good faith under such power of attorney in accordance with this Section 2.06. Each Economic Member shall execute and deliver to the Manager, or the Liquidator, within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any of such Officers or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.07Term. The term of the Company commenced on the day on which the Certificate of Formation was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the

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Delaware Act. The existence of each Series shall commence upon the effective date of the Series Designation establishing such Series, as provided in Section 3.03. The term of the Company and each Series shall be perpetual, unless and until it is dissolved or terminated in accordance with the provisions of ARTICLE XI The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.08Title to Properties. All Interests shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific assets of the Company or applicable Series Property. Title to any Series Property shall be deemed to be owned by the Series to which such asset was contributed or by which such asset was acquired, and none of the Company, any Member, Officer or other Series, individually or collectively, shall have any ownership interest in such Series Property or any portion thereof. Title to any or all of the Series Properties may be held in the name of the relevant Series or one or more nominees, as the Manager may determine. All Series Properties shall be recorded by the Manager as the property of the applicable Series in the books and records maintained for such Series, irrespective of the name in which record title to such Series Property is held.

Section 2.09Certificate of Formation. The Certificate of Formation has been filed with the Secretary of State of the State of Delaware, such filing being hereby confirmed, ratified and approved in all respects. The Manager shall use reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a series limited liability company in the State of Delaware or any other state in which the Company or any Series may elect to do business or own property. To the extent that the Manager determines such action to be necessary or appropriate, the Manager shall, or shall direct the appropriate Officers, to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a series limited liability company under the laws of the State of Delaware or of any other state in which the Company or any Series may elect to do business or own property, and if an Officer is so directed, such Officer shall be an authorized person of the Company and, unless otherwise provided in a Series Designation, each Series within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

ARTICLE III.MEMBERS, SERIES AND INTERESTS

Section 3.01Members.

(a)Subject to paragraph (b), a Person shall be admitted as an Economic Member and Record Holder either as a result of an Initial Offering, Subsequent Offering, a Transfer or at such other time as determined by the Manager, and upon (i) agreeing to be bound by the terms of this Agreement by completing, signing and delivering to the Manager, a completed Form of Adherence, which is then accepted by the Manager, (ii) the prior written consent of the Manager, and (iii) otherwise complying with the applicable provisions of ARTICLE III and ARTICLE IV.

(b)The Manager may withhold its consent to the admission of any Person as an Economic Member for any reason, including when it determines in its reasonable discretion that such admission could: (i) cause such Persons holding to be in excess of the Aggregate Ownership Limit, (ii) in any trailing 12-month period, cause the Persons’ investment in all Interests (of all Series in the aggregate) to exceed the Individual Aggregate 12-Month Investment Limit, (iii) could adversely affect the Company or a Series or subject the Company, a Series, the Manager or any of their respective Affiliates to any additional regulatory or

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governmental requirements or cause the Company to be disqualified as a limited liability company, or subject the Company, any Series, the Manager or any of their respective Affiliates to any tax to which it would not otherwise be subject, (iv) cause the Company to be required to register as an investment company under the Investment Company Act, (v) cause the Manager or any of its Affiliates being required to register under the Investment Advisers Act, (vi) cause the assets of the Company or any Series to be treated as plan assets as defined in Section 3(42) of ERISA, (vii) result in a loss of (a) REIT status by the Company for US federal income tax purposes or the termination of the Company for US federal income tax purposes or (b) corporation taxable as an association status for US federal income tax purposes of any Series or termination of any Series for US federal income tax purposes, or (vii) result in the Series being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Series owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Series from such tenant could cause the Series to fail to satisfy any of the gross income requirements of Section 856(c) of the Code.

(c)The name and mailing address of each Member shall be listed on the books and records of the Company and each Series maintained for such purpose by the Company and each Series. The Manager shall update the books and records of the Company and each Series from time to time as necessary to reflect accurately the information therein.

(d)Except as otherwise provided in the Delaware Act and subject to Section 3.01(e) and Section 3.03 relating to each Series, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

(e)Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of a Series, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of such Series, and not of any other Series. In addition, the Members shall not be obligated personally for any such debt, obligation or liability of any Series solely by reason of being a Member.

(f)Unless otherwise provided herein, and subject to ARTICLE XI, Members may not be expelled from or removed as Members of the Company. Members shall not have any right to resign or redeem their Interests from the Company; provided that when a transferee of a Members Interests becomes a Record Holder of such Interests, such transferring Member shall cease to be a Member of the Company with respect to the Interests so transferred and that Members of a Series shall cease to be Members of such Series when such Series is finally liquidated in accordance with Section 11.03.

(g)Except as may be otherwise agreed between the Company or a Series, on the one hand, and a Member, on the other hand, any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company or a Series, including business interests and activities in direct competition with the Company or any Series. None of the Company, any Series or any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

(h)RealyInvest Manager, LLC was appointed as the Manager of the Company with effect from the date of the formation of the Company on March 17, 2020 and shall continue as Manager of the Company

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until the earlier of (i) the dissolution of the Company pursuant to Section 11.01(a), or (ii) its removal or replacement pursuant to Section 4.03 or ARTICLE X. Except as otherwise set forth in the Series Designation, the Manager of each Series shall be RealyInvest Manager, LLC until the earlier of (i) the dissolution of the Series pursuant to Section 11.01(b) or (ii) its removal or replacement pursuant to Section 4.03 or ARTICLE X. Unless otherwise set forth in the applicable Series Designation, the Manager, together with its Affiliates shall, as at the closing of any Initial Offering, hold at least 1.00% of the Interests of the Series being issued pursuant to such Initial Offering. Unless provided otherwise in this Agreement, the Interests held by the Manager or any of its Affiliates shall be identical to those of an Economic Member and will not have any additional distribution, redemption, conversion or liquidation rights by virtue of its status as the Manager; provided, that the Manager shall have the rights, duties and obligations of the Manager hereunder, regardless of whether the Manager shall hold any Interests

(i)Information. From the Initial Offering of a Series and prior to the Restriction Termination Date of such Series, (1) every owner of five percent or more (or such lower percentage as required by the Code or the U.S. Treasury Department regulations promulgated thereunder) of the outstanding Interests of such Series, within 30 days after the end of each taxable year, shall give written notice to the Company, stating the name and address of such owner, the number of Interests of each class and series of such Series owned and a description of the manner in which such Interests are held. Each such owner shall promptly provide to the Company in writing such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Series’ qualification as a REIT and to ensure compliance with the Interest Ownership Limit and the Aggregate Ownership Limit; and (2) each Person who is a Beneficial Owner or Constructive Owner of Interests of such Series and each Person (including the Economic Member of record) who is holding Interests of such Series for a Beneficial Owner or Constructive Owner shall promptly provide to the Company in writing such information as the Company may request, in good faith, in order to determine the Series’ qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Section 3.02Capital Contributions.

(a)The minimum number of Interests a Member may acquire is one (1) Interest or such higher or lesser amount as the Manager may determine from time to time and as specified in each Series Designation, as applicable. Persons acquiring Interests through an Initial Offering or Subsequent Offering shall make a Capital Contribution to the Company in an amount equal to the per share price determined in connection with such Initial Offering or Subsequent Offering and multiplied by the number of Interests acquired by such Person in such Initial Offering or Subsequent Offering, as applicable. Persons acquiring Interests in a manner other than through an Initial Offering or Subsequent Offering or pursuant to a Transfer shall make such Capital Contribution as shall be determined by the Manager in its sole discretion.

(b)Except as expressly permitted by the Manager, in its sole discretion (i) initial and any additional Capital Contributions to the Company or Series as applicable, by any Member shall be payable in currency and (ii) initial and any additional Capital Contributions shall be payable in one installment and shall be paid prior to the date of the proposed acceptance by the Manager of a Persons admission as a Member to a Series (or a Members application to acquire additional Interests) (or within five business days thereafter with the Managers approval). No Member shall be required to make an additional capital contribution to the Company or Series but may make an additional Capital Contribution to acquire additional interests at such Members sole discretion.

(c) Except to the extent expressly provided in this Agreement (including any Series Designation): (i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent,

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if any, that distributions made pursuant to this Agreement or upon dissolution or termination of the Company or any Series may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no Member holding any Series of any Interests of a Series shall have priority over any other Member holding the same Series either as to the return of Capital Contributions or as to distributions; (iii) no interest shall be paid by the Company or any Series on any Capital Contributions; and (iv) no Economic Member, in its capacity as such, shall participate in the operation or management of the business of the Company or any Series, transact any business in the Company or any Series name or have the power to sign documents for or otherwise bind the Company or any Series by reason of being a Member.

Section 3.03Series of the Company.

(a)Establishment of Series. Subject to the provisions of this Agreement, the Manager may, at any time and from time to time and in compliance with paragraph (c), cause the Company to establish in writing (each, a “Series Designation”) one or more Series as such term is used under Section 18-215 of the Delaware Act (each a “Series”). The Series Designation shall relate solely to the Series established thereby and shall not be construed: (i) to affect the terms and conditions of any other Series, or (ii) to designate, fix or determine the rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Interests associated with any other Series, or the Members associated therewith. The terms and conditions for each Series established pursuant to this Section 3.03 shall be as set forth in this Agreement and the Series Designation, as applicable, for the Series. Upon approval of any Series Designation by the Manager, such Series Designation shall be attached to this Agreement as an Exhibit until such time as none of such Interests of such Series remain Outstanding.

(b)Series Operation. Each of the Series shall operate to the extent practicable as if it were a separate limited liability company.

(c)Series Designation. The Series Designation establishing a Series may: (i) specify a name or names under which the business and affairs of such Series may be conducted; (ii) designate, fix and determine the relative rights, powers, authority, privileges, preferences, duties, responsibilities, liabilities and obligations in respect of Interests of such Series and the Members associated therewith (to the extent such terms differ from those set forth in this Agreement) and (iii) designate or authorize the designation of specific Officers to be associated with such Series. A Series Designation (or any resolution of the Manager amending any Series Designation) shall be effective when a duly executed original of the same is included by the Manager among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement (it being understood and agreed that, upon such effective date, the Series described in such Series Designation shall be deemed to have been established and the Interests of such Series shall be deemed to have been authorized in accordance with the provisions thereof). The Series Designation establishing a Series may set forth specific provisions governing the rights of such Series against a Member associated with such Series who fails to comply with the applicable provisions of this Agreement (including, for the avoidance of doubt, the applicable provisions of such Series Designation). In the event of a conflict between the terms and conditions of this Agreement and a Series Designation, the terms and conditions of the Series Designation shall prevail.

(d)Assets and Liabilities Associated with a Series.

(i)Properties Associated with a Series. All consideration received by the Company for the issuance or sale of Interests of a particular Series, together with all assets in which such consideration is invested or reinvested, and all income, earnings, profits and proceeds thereof, from whatever source derived, including any proceeds derived from the sale, exchange or liquidation of such

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assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be (“assets”), shall, subject to the provisions of this Agreement, be held for the benefit of the Series or the Members associated with such Series, and not for the benefit of the Members associated with any other Series, for all purposes, and shall be accounted for and recorded upon the books and records of the Series separately from any assets associated with any other Series. Such assets are herein referred to as “assets associated with” that Series. In the event that there are any assets in relation to the Company that, in the Managers reasonable judgment, are not readily associated with a particular Series, the Manager shall allocate such assets to, between or among any one or more of the Series, in such manner and on such basis as the Manager deems fair and equitable, and in accordance with the Allocation Policy, and any asset so allocated to a particular Series shall thereupon be deemed to be an asset associated with that Series. Each allocation by the Manager pursuant to the provisions of this paragraph shall be conclusive and binding upon the Members associated with each and every Series. Separate and distinct records shall be maintained for each and every Series, and the Manager shall not commingle the assets of one Series with the assets of any other Series.

(ii)Liabilities Associated with a Series. All debts, liabilities, expenses, costs, charges, obligations and reserves incurred by, contracted for or otherwise existing (“liabilities”) with respect to a particular Series shall be charged against the assets associated with that Series. Such liabilities are herein referred to as “liabilities associated with” that Series. In the event that there are any liabilities in relation to the Company that, in the Managers reasonable judgment, are not readily associated with a particular Series, the Manager shall allocate and charge (including indemnification obligations) such liabilities to, between or among any one or more of the Series, in such manner and on such basis as the Manager deems fair and equitable and in accordance with the Allocation Policy, and any liability so allocated and charged to a particular Series shall thereupon be deemed to be a liability associated with that Series. Each allocation by the Manager pursuant to the provisions of this Section 3.03 shall be conclusive and binding upon the Members associated with each and every Series. All liabilities associated with a Series shall be enforceable against the assets associated with that Series only, and not against the assets associated with the Company or any other Series, and except to the extent set forth above, no liabilities shall be enforceable against the assets associated with any Series prior to the allocation and charging of such liabilities as provided above. Any allocation of liabilities that are not readily associated with a particular Series to, between or among one or more of the Series shall not represent a commingling of such Series to pool capital for the purpose of carrying on a trade or business or making common investments and sharing in profits and losses therefrom. The Manager has caused notice of this limitation on inter-series liabilities to be set forth in the Certificate of Formation, and, accordingly, the statutory provisions of Section 18 215(b) of the Delaware Act relating to limitations on inter-series liabilities (and the statutory effect under Section 18-207 of the Delaware Act of setting forth such notice in the Certificate of Formation) shall apply to the Company and each Series. Notwithstanding any other provision of this Agreement, no distribution on or in respect of Interests in a particular Series, including, for the avoidance of doubt, any distribution made in connection with the winding up of such Series, shall be effected by the Company other than from the assets associated with that Series, nor shall any Member or former Member associated with a Series otherwise have any right or claim against the assets associated with any other Series (except to the extent that such Member or former Member has such a right or claim hereunder as a Member or former Member associated with such other Series or in a capacity other than as a Member or former Member).

(e)Ownership of a Series Property. Title to and beneficial interest in each Series Property shall be deemed to be held and owned by the relevant Series and no Member or Members of such Series,

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individually or collectively, shall have any title to or beneficial interest in specific Series Property or any portion thereof. Each Member of a Series irrevocably waives any right that it may have to maintain an action for partition with respect to its interest in the Company, any Series or any Series Property. Any Series Property may be held or registered in the name of the relevant Series, in the name of a nominee or as the Manager may determine; provided, however, that Series Property shall be recorded as the assets of the relevant Series on the Company’s books and records, irrespective of the name in which legal title to such Series Property is held. Any corporation, brokerage firm or transfer agent called upon to transfer any Series Property to or from the name of any Series shall be entitled to rely upon instructions or assignments signed or purporting to be signed by the Manager or its agents without inquiry as to the authority of the person signing or purporting to sign such instruction or assignment or as to the validity of any transfer to or from the name of such Series.

(f)Prohibition on Issuance of Preference Interests. No Interests shall entitle any Member to any preemptive, preferential or similar rights unless such preemptive, preferential or similar rights are set forth in the applicable Series Designation on or prior to the date of the Initial Offering of any interests of such Series (the designation of such preemptive, preferential or similar rights with respect to a Series in the Series Designation, the “Interest Designation”).

Section 3.04Authorization to Issue Interests.

(a)The Company may issue Interests, and options, rights and warrants relating to Interests, for any Company or Series purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Manager shall determine, all without the approval of the Economic Members. Each Interest shall have the rights and be governed by the provisions set forth in this Agreement (including any Series Designation).

(b)Subject to Section 6.03(a)(i), and unless otherwise provided in the applicable Series Designation, the Company is authorized to issue in respect of each Series an unlimited number of Interests. All Interests issued pursuant to, and in accordance with the requirements of, this ARTICLE III shall be validly issued Interests in the Company, except to the extent otherwise provided in the Delaware Act or this Agreement (including any Series Designation).

Section 3.05Voting Rights of Interests Generally. Unless otherwise provided in this Agreement or any Series Designation, no Record Holder of Interests shall be entitled to vote on any matter.  If a Series Designation does provide for voting of the Record Holders, the following shall apply: (i) all Record Holders of Interests (regardless of Series) shall vote together as a single class on all matters as to which all Record Holders of Interests are entitled to vote, (ii) Record Holders of a particular Series of Interest shall be entitled to one vote per Interest for all matters submitted for the consent or approval of the Members of such Series and (iii) the Manager or any of its Affiliates shall not be entitled to vote in connection with any Interests they hold pursuant to Section 3.01(h) and no such Interests shall be deemed Outstanding for purposes of any such vote.

Section 3.06Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of an Interest and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Interest on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange or over-the-counter market on which such Interests are listed for trading (if ever). Without limiting the foregoing, when a Person (such as a broker,

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dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring or holding Interests, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Interests.

Section 3.07Agreements. The rights of all Members and the terms of all Interests are subject to the provisions of this Agreement (including any Series Designation).

Section 3.08Redemption Right.

Except as otherwise provided in the Series Designation, the following terms shall apply to any redemption of any Interests:

(a)At any time after thirty (30) days following the purchase of Interests, the holders of Interests may request redemptions of the Interests in accordance with this Section 3.08; provided, however, that the Company has the right, but not the obligation, to grant such request.

(b)The redemption price will be made at a price equal to the purchase price at which the Interests in that Series were purchased (the “Redemption Price”). All redemption requests received will be paid in accordance with the terms set forth herein on the first day of each month or the first business day thereafter (“Redemption Payment Date”); provided Members must make a redemption request no less than ten (10) days prior to the Redemption Payment Date.  Members may increase or decrease their redemption requests at any time prior to the Redemption Payment Date and may cancel or withdraw their redemption request for any reason at any time prior to the Redemption Payment Date. A Member making a redemption request would be entitled to receive any distributions made between the date of the redemption request and the Redemption Payment Date and such distributions will not affect the Redemption Price.

(c)A  Member  requesting  redemption  will  be responsible  for  paying the Company a redemption fee of $2.50 per request and reimbursing  the Company  for  any  third-party  costs  incurred  as  a  result  of  the  redemption  request,  including  but  not  limited  to,  bank transaction charges, custody fees, and/or transfer agent charges. If the Company agrees to honor a redemption request, the Interests to be redeemed will cease to have voting rights as of the Redemption Effective Date.

ARTICLE IV.REGISTRATION AND TRANSFER OF INTEREST

Section 4.01Maintenance of a Register. Subject to the restrictions on Transfer and ownership limitations contained below or otherwise in the Series Designation:

(a)The Company, or its appointee, shall keep or cause to be kept on behalf of the Company and each Series a register that will set forth the Record Holders of each of the Interests and information regarding the Transfer of each of the Interests. The Manager hereby appoints the Transfer Agent as registrar and transfer agent of the Interests, provided that the Manager may appoint such other third-party registrar and transfer agent as it determines appropriate in its sole discretion, for the purpose of registering Interests and Transfers of such Interests as herein provided, including as set forth in any Series Designation.

(b)Upon acceptance by the Manager of the Transfer of any Interest, each transferee of an Interest (i) shall be admitted to the Company as a Substitute Economic Member with respect to the Interests so transferred to such transferee when any such transfer or admission is reflected in the books and records of

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the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement by completing a Form of Adherence to the reasonable satisfaction of the Manager in accordance with Section 4.02(h)(ii), (iii) shall become the Record Holder of the Interests so transferred, (iv) grants powers of attorney to the Manager and any Liquidator of the Company and each of their authorized officers and attorneys in fact, as the case may be, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The Transfer of any Interests and the admission of any new Economic Member shall not constitute an amendment to this Agreement, and no amendment to this Agreement shall be required for the admission of new Economic Members.

(c)Nothing contained in this Agreement shall preclude the settlement of any transactions involving Interests entered into through the facilities of any National Securities Exchange or over-the-counter market on which such Interests are listed or quoted for trading, if any.

Section 4.02Ownership Limitations.

(a)No Transfer of any Economic Members Interest, whether voluntary or involuntary, shall be valid or effective, and no transferee shall become a substituted Economic Member, unless the written consent of the Manager has been obtained, which consent may be withheld in its sole and absolute discretion as further described in this Section 4.02. In the event of any Transfer, all of the conditions of the remainder of this Section must also be satisfied. Notwithstanding the foregoing but subject to Section 3.06, assignment of the economic benefits of ownership of Interests may be made without the Managers consent, provided that the assignee is not an ineligible or unsuitable investor under applicable law.

(b)No Transfer of any Economic Members Interests, whether voluntary or involuntary, shall be valid or effective unless the Manager determines, after consultation with legal counsel acting for the Company that such Transfer will not, unless waived by the Manager:

(i)result in the transferee directly or indirectly exceeding the Individual Aggregate 12-Month Investment Limit or owning in excess of the Aggregate Ownership Limit;

(ii)cause all or any portion of the assets of the Company or any Series to constitute plan assets for purposes of ERISA;

(iii)any Member holding in excess of 19.9% of a Series;

(iv)more than 50% of the value of the outstanding Interests of the Series may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made);

(v)a change of U.S. federal income tax treatment of the Company and/or a Series;

(vi)adversely affect the Company or such Series, or subject the Company, the Series, the Manager or any of their respective Affiliates to any additional regulatory or governmental requirements or cause the Company to be disqualified as a limited liability company or subject the Company, any Series, the Manager or any of their respective Affiliates to any tax to which it would not otherwise be subject;

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(vii)affect the Series’ qualification as a REIT;

(viii)require registration of the Company, any Series or any Interests under any securities laws of the United States of America, any state thereof or any other jurisdiction; or

(ix)violate or be inconsistent with any representation or warranty made by the transferring Economic Member.

(c)Basic Restrictions. In addition to those restrictions as set forth in Section 4.02(b):

(i)No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Interests of such Series in excess of the Aggregate Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Interests of such Series in excess of the Interest Ownership Limit and (3) no Excepted Holder shall Beneficially Own or Constructively Own Interests of such Series in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)No Person shall Beneficially Own or Constructively Own Shares of such Series to the extent that such Beneficial Ownership or Constructive Ownership of Shares of such Series would result in the Series being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Series owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Series from such tenant could cause the Series to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii)Any Transfer of Interests of such Series that, if effective, would result in the Interests of such Series being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Interests of such Series.

(d)Transfer in Trust. If any Transfer of Interests of such Series occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares of such Series in violation of Section 4.02(c)(i) or Section 4.02(c)(ii):

(i)Then that number of Interests of such Series the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 4.02(c)(i) or Section 4.02(c)(ii) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 4.10, effect as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such shares; or

(ii)If the transfer to the Trust described in Section 4.02(d)(i) would not be effective for any reason to prevent the violation of Section 4.02(c)(i) or Section 4.02(c)(ii), then the Transfer of that number of Interests of such Series that would otherwise cause any Person to violate Section 4.02(c)(i) or Section 4.02(c)(ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Interests of such Series.

(e)In the event any Transfer permitted by this Section shall result in beneficial ownership by multiple Persons of any Economic Members interest in the Company, the Manager may require one or more trustees or nominees to be designated to represent a portion of or the entire interest transferred for the purpose of receiving all notices which may be given and all payments which may be made under this Agreement, and for the purpose of exercising the rights which the transferor as an Economic Member had pursuant to the provisions of this Agreement.

(f)A transferee shall be entitled to any future distributions attributable to the Interests transferred to such transferee and to transfer such Interests in accordance with the terms of this Agreement; provided, however, that such transferee shall not be entitled to the other rights of an Economic Member as a result of such Transfer until he or she becomes a Substitute Economic Member.

(g)The Company and each Series shall incur no liability for distributions made in good faith to the transferring Economic Member until a written instrument of Transfer has been received by the Company and recorded on its books and the effective date of Transfer has passed.

(h)Any other provision of this Agreement to the contrary notwithstanding, any Substitute Economic Member shall be bound by the provisions hereof. Prior to recognizing any Transfer in accordance with this Section, the Manager may require, in its sole discretion:

(i)the transferring Economic Member and each transferee to execute one or more deeds or other instruments of Transfer in a form satisfactory to the Manager;

(ii)each transferee to acknowledge its assumption (in whole or, if the Transfer is in respect of part only, in the proportionate part) of the obligations of the transferring Economic Member by executing a Form of Adherence (or any other equivalent instrument as determined by the Manager);

(iii)each transferee to provide all the information required by the Manager to satisfy itself as to anti-money laundering, counter-terrorist financing and sanctions compliance matters; and

(iv)payment by the transferring Economic Member, in full, of the costs and expenses referred to in paragraph (h) below, and no Transfer shall be completed or recorded in the books of the Company, and no proposed Substitute Economic Member shall be admitted to the Company as an Economic Member, unless and until each of these requirements has been satisfied or, at the sole discretion of the Manager, waived

(i)The transferring Economic Member shall bear all costs and expenses arising in connection with any proposed Transfer, whether or not the Transfer proceeds to completion, including any legal fees incurred by the Company or any broker or dealer, any costs or expenses in connection with any opinion of counsel, and any transfer taxes and filing fees.

Section 4.03Notice of Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Interests of a Series that will or may violate Section 4.02(b) or Section 4.02(c) or any Person who would have owned Interests of a Series that resulted in a transfer to the

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Trust pursuant to the provisions of Section 4.02(d) shall immediately give written notice to the Company of such event or, in the case of such a proposed or attempted transaction, give at least 15 days’ prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer on the Series’ qualification as a REIT.

Section 4.04Remedies for Breach. If the Manager shall at any time determine in good faith that a Transfer or other event has taken place that results in a violation of Section 4.02 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares of a Series in violation of Section 4.02 (whether or not such violation is intended), the Manager shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Company to redeem shares, refusing to give effect to such Transfer on the books of the Company or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 4.02 shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Manager.

Section 4.05Remedies Not Limited. Subject to Section 9.02, nothing contained in this ARTICLE IV shall limit the authority of the Manager to take such other action as it deems necessary or advisable to protect the Company and a Series and the interest of the Economic Members associated with such Series in preserving such Series’ qualification as a REIT.

Section 4.06Ambiguity. In the case of an ambiguity in the application of any of the provisions of this ARTICLE IV, the Manager shall have the power to determine the application of the provisions of this ARTICLE IV with respect to any situation based on the facts known to the Manager. In the event ARTICLE IV requires an action by the Manager and this Agreement fails to provide specific guidance with respect to such action, the Manager shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this ARTICLE IV. Absent a decision to the contrary by the Manager (which the Manager may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 4.04) acquired Beneficial Ownership or Constructive Ownership of Interests a Series in violation of Section 4.02, such remedies (as applicable) shall apply first to the Interests of such Series which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Interests of such Series based upon the relative number of the Interests of such Series held by each such Person.

Section 4.07Exceptions.

(a)Subject to Section 4.02(c)(ii), the Manager, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Ownership Limit and/or the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if the Board of Directors determines, based on such representations and undertakings as it may require, that:

(i)such exemption will not cause the Beneficial Ownership or Constructive Ownership of Interests of the applicable Series of any individual (as defined in Section 542(a)(2) of the Code as modified by Section 856(h)(3) of the Code) to violate Section 4.02(c)(ii); and

(ii)such Person does not and will not Constructively own an interest in a tenant of such Series (or a tenant of any entity owned or controlled by such Series) that would cause such Series to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (for this purpose, a tenant from whom the Series (or an entity owned or

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controlled by the Series) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Manager, rent from such tenant would not adversely affect the Series’ ability to qualify as a REIT shall not be treated as a tenant of the Series).

(b)Prior to granting any exception pursuant to Section 4.07(a), the Manager may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Manager in its sole discretion, as it may deem necessary or advisable in order to determine or ensure a Series’ qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the Manager may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c)Subject to Section 4.02(c)(iii), an underwriter which participates in a public offering or a private placement of Interests of a Series (or securities convertible into or exchangeable for Interests of a Series) may Beneficially Own or Constructively Own Interests of such Series (or securities convertible into or exchangeable for Interests of such Series) in excess of the Aggregate Ownership Limit, the Interest Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d)The Manager may only reduce the Excepted Holder Limit for an Excepted Holder: (1) with the written consent of such Excepted Holder at any time, or (2) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit or Aggregate Ownership Limit, as applicable.

Section 4.08Increase or Decrease in Aggregate Ownership and Interest Ownership Limits.

(a)Subject to Section 4.02(c)(ii), the Manager may from time to time increase or decrease the Interest Ownership Limit and the Aggregate Ownership Limit; provided, however, that any decreased Interest Ownership Limit and/or Aggregate Ownership Limit will not be effective for any Person whose percentage ownership in Interests or Interests of the applicable Series is in excess of such decreased Interest Ownership Limit and/or Aggregate Ownership Limit until such time as such Person’s percentage of Interests or Interests of such Series equals or falls below the decreased Interest Ownership Limit and/or Aggregate Ownership Limit, but any further acquisition of Interests or Interests of such Series in excess of such percentage ownership of Interests or Interests of such Series will be in violation of the Interest Ownership Limit and/or Aggregate Ownership Limit; and, provided further, that any increased or decreased Interest Ownership Limit and/or Aggregate Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Shares of such Series.

(b)Prior to increasing or decreasing the Interest Ownership Limit or the Aggregate Ownership Limit pursuant to Section 4.08(b), the Manager may require such opinions of counsel, affidavits, undertakings or agreements, in any case in form and substance satisfactory to the Manager in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the applicable Series’ qualification as a REIT.

Section 4.09Legend. Each certificate for Interests of a Series, if certificated, or any written statement of information in lieu of a certificate delivered to a holder of uncertificated Interests of a Series shall bear substantially the following legend:

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“The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the [Name] Series’ maintenance of its qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Operating Agreement, (i) no Person may Beneficially Own or Constructively Own Common Shares in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding Common Shares of the [Name] Series, unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own Shares in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding Shares of the [Name] Series, unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Shares that would result in the [Name] Series being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise cause the [Name] Series to fail to qualify as a REIT; and (iv) any Transfer of Shares of the [Name] Series that, if effective, would result in the Shares being beneficially owned by less than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares of the [Name] Series which causes or will cause a Person to Beneficially Own or Constructively Own Shares of the [Name] Series in excess or in violation of the above limitations must immediately notify the Company or, in the case of such a proposed or attempted transaction, give at least 15 days’ prior written notice. If any of the restrictions on transfer or ownership as set forth in (i) through (iii) above are violated, the Shares of the [Name] Series in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the [Name] Series may redeem Shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described in (i) through (iii) above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Operating Agreement, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares of the [Name] Series on request and without charge. Requests for such a copy may be directed to the Secretary of the Company at its principal office.”

Instead of the foregoing legend, the certificate or written statement of information delivered in lieu of a certificate, if any, may state that the Company will furnish a full statement about certain restrictions on transferability to an Economic Member on request and without charge.

Section 4.10Transfer of Interest in Trust.

(a)Ownership in Trust. Upon any purported Transfer or other event described in Section 4.02(d) that would result in a transfer of Interests of a Series to a Trust, such Interests of such Series shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be effective as of the close of business on the Business Day

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prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 4.02(d). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company, any Series and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 4.10(f).

(b)Status of Interests Held by the Trustee. Interests of a Series held by the Trustee shall be issued and outstanding Interests of such Series. The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Interests held in trust by the Trustee, shall have no rights to distributions and shall not possess any rights to vote or other rights attributable to the Interests held in the Trust.

(c)Distribution and Voting Rights. The Trustee shall have all voting rights and rights to distributions with respect to Interests of a Series held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid prior to the discovery by the Company that the Interests of a Series have been transferred to the Trustee shall be paid by the recipient of such distribution to the Trustee upon demand and any distribution authorized but unpaid shall be paid when due to the Trustee. Any distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Interests held in the Trust and, subject to Delaware law, effective as of the date that the Interests of a Series have been transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole discretion) (i) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that the Interests of such Series have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Company has already taken irreversible limited liability company action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this ARTICLE IV, until the Company has received notification that Interests of a Series have been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other Economic Member records for purposes of preparing lists of Economic Members entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Economic Members.

(d)Sale of Interests by Trustee. Within 20 days of receiving notice from the Company that Interests of a Series have been transferred to the Trust, the Trustee of the Trust shall sell the Interests held in the Trust to a person, designated by the Trustee, whose ownership of the Interests will not violate the ownership limitations set forth in Section 4.02(c). Upon such sale, the interest of the Charitable Beneficiary in the Interests sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 4.10(d). The Prohibited Owner shall receive the lesser of (1) the price paid by the Prohibited Owner for the Interests or, if the event causing the Interests to be held in the Trust did not involve a purchase of such Interests at Market Price, the Market Price of the Interests on the day of the event causing the Interests to be held in the Trust and (2) the price per Interest received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Interests held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 4.10(c). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Interests of a Series have been transferred to the Trustee, such Interests are sold by a Prohibited Owner, then (i) such Interests shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such Interests that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 4.10(d), such excess shall be paid to the Trustee upon demand.

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(e)Purchase Right in Interests Transferred to the Trustee. Interests of a Series transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Interest equal to the lesser of (i) the price per Interest in the transaction that resulted in such Transfer to the Trust (or, if the event that resulted in the Transfer to the Trust did not involve a purchase of such Interests at Market Price, the Market Price of such Interests on the day of the event that resulted in the Transfer of such Interests to the Trust) and (ii) the Market Price on the date the Company, or its designee, accepts such offer. The Company may reduce the amount payable to the Trustee by the amount of distributions which has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 4.10(c) and may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Company shall have the right to accept such offer until the Trustee has sold the Interests held in the Trust pursuant to Section 4.10(d). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Interests sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(f)Designation of Charitable Beneficiaries. By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Interests of a Series held in the Trust would not violate the restrictions set forth in Section 4.02(c) in the hands of such Charitable Beneficiary. Neither the failure of the Company to make such designation nor the failure of the Company to appoint the Trustee before its automatic transfer provided for in Section 4.02(d) shall make such transfer ineffective; provided that the Company thereafter makes such designation and appointment.

Section 4.11Transfer of Interests and Obligations of the Manager.

(a)The Manager may Transfer all Interests acquired by the Manager (including all Interests acquired by the Manager in the Initial Offering pursuant to Section 3.01(h)) at any time and from time to time following the closing of the Initial Offering.

(b)The Economic Members hereby authorize the Manager to assign its rights, obligations and title as Manager to an Affiliate of the Manager without the prior consent of any other Person, and, in connection with such transfer, designate such Affiliate of the Manager as a successor Manager provided, that the Manager shall notify the applicable Economic Members of such change in the next regular communication to such Economic Members.

(c)Except as set forth in Section 4.11(b) above, in the event of the resignation of the Manager of its rights, obligations and title as Manager, the Manager shall nominate a successor Manager and the vote of a majority of the Interests held by Economic Members shall be required to elect such successor Manager. The Manager shall continue to serve as the Manager of the Company until such date as a successor Manager is elected pursuant to the terms of this Section 4.11(c).

Section 4.12Enforcement. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions to this ARTICLE IV.

Section 4.13Non-Waiver. No delay or failure on the part of the Company or the Manager in exercising any right hereunder shall operate as a waiver of any right of the Company or the Manager, as the case may be, except to the extent specifically waived in writing

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Section 4.14Severability. If any provision of this ARTICLE IV or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

ARTICLE V.MANAGEMENT AND OPERATION OF THE COMPANY AND EACH SERIES

Section 5.01Power and Authority of Manager. Except as explicitly set forth in this Agreement, the Manager, as appointed pursuant to Section 3.01(h) of this Agreement, shall have full power and authority to do, and to direct the Officers to do, all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company and each Series, to exercise all powers set forth in Section 2.05 and to effectuate the purposes set forth in Section 2.04, in each case without the consent of the Economic Members, including but not limited to the following:

(a)the making of any expenditures, the lending or borrowing of money, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness, including entering into on behalf of a Series, an Operating Expenses Reimbursement Obligation, or indebtedness that is convertible into Interests, and the incurring of any other obligations;

(b)the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company or any Series (including, but not limited to, the filing of periodic reports on Forms 1-K, 1-SA and 1-U with the U.S. Securities and Exchange Commission), and the making of any tax elections;

(c)the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of Series Properties and any or all of the assets of the Company or any Series or the merger or other combination of the Company with or into another Person and for the avoidance of doubt, any action taken by the Manager pursuant to this sub-paragraph shall not require the consent of the Economic Members;

(d)(i) the use of the assets of the Company (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of the Company and the repayment of obligations of the Company and (ii) the use of the assets of a Series (including cash on hand) for any purpose consistent with the terms of this Agreement, including the financing of the conduct of the operations of such Series and the repayment of obligations of such Series;

(e)the negotiation, execution and performance of any contracts, conveyances or other instruments (including instruments that limit the liability of the Company or any Series under contractual arrangements to all or particular assets of the Company or any Series);

(f)the declaration and payment of distributions of Free Cash Flows or other assets to Members associated with a Series;

(g)the election and removal of Officers of the Company or associated with any Series;

(h)the appointment of the Property Manager in accordance with the terms of this Agreement;

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(i)the selection, retention and dismissal of employees, agents, outside attorneys, accountants, consultants and contractors and the determination of their compensation and other terms of employment, retention or hiring, and the payment of fees, expenses, salaries, wages and other compensation to such Persons;

(j)the solicitation of proxies from holders of any Series of Interests issued on or after the date of this Agreement that entitles the holders thereof to vote on any matter submitted for consent or approval of Economic Members under this Agreement;

(k)the maintenance of insurance for the benefit of the Company, any Series and the Indemnified Persons and the reinvestment by the Manager in its sole discretion, of any proceeds received by such Series from an insurance claim in a replacement Series Property which is substantially similar to that which comprised the Series Property prior to the event giving rise to such insurance payment;

(l)the formation of, or acquisition or disposition of an interest in, and the contribution of property and the making of loans to, any limited or general partnership, joint venture, corporation, limited liability company or other entity or arrangement;

(m)the placement of any Free Cash Flow funds in deposit accounts in the name of a Series or of a custodian for the account of a Series, or to invest those Free Cash Flow funds in any other investments for the account of such Series, in each case pending the application of those Free Cash Flow funds in meeting liabilities of the Series or making distributions or other payments to the Members (as the case may be);

(n)the control of any matters affecting the rights and obligations of the Company or any Series, including the bringing, prosecuting and defending of actions at law or in equity and otherwise engaging in the conduct of litigation, arbitration or remediation, and the incurring of legal expense and the settlement of claims and litigation, including in respect of taxes;

(o)the indemnification of any Person against liabilities and contingencies to the maximum extent permitted by law;

(p)the giving of consent of or voting by the Company or any Series in respect of any securities that may be owned by the Company or such Series;

(q)the waiver of any condition or other matter by the Company or any Series;

(r)the issuance, sale or other disposition, and the purchase or other acquisition, of Interests or options, rights or warrants relating to Interests;

(s)the registration of any offer, issuance, sale or resale of Interests or other securities or any Series issued or to be issued by the Company under the Securities Act and any other applicable securities laws (including any resale of Interests or other securities by Members or other security holders);

(t)the execution and delivery of agreements with Affiliates of the Company or other Persons to render services to the Company or any Series;

(u)the adoption, amendment and repeal of the Allocation Policy;

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(v)the selection of auditors for the Company and any Series;

(w)the selection of any transfer agent or depositor for any securities of the Company or any Series, and the entry into such agreements and provision of such other information as shall be required for such transfer agent or depositor to perform its applicable functions; and

(x)unless otherwise provided in this Agreement or the Series Designation, the calling of a vote of the Economic Members as to any matter to be voted on by all Economic Members of the Company or if a particular Series, as applicable.

The authority and functions of the Manager, on the one hand, and of the Officers, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL in addition to the powers that now or hereafter can be granted to managers under the Delaware Act. No Economic Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or any Series or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company or any Series.

Section 5.02Determinations by the Manager. In furtherance of the authority granted to the Manager pursuant to Section 5.01 of this Agreement, the determination as to any of the following matters, made in good faith by or pursuant to the direction of the Manager consistent with this Agreement, shall be final and conclusive and shall be binding upon the Company and each Series and every holder of Interests:

(a)the amount of Free Cash Flow of any Series for any period and the amount of assets at any time legally available for the payment of distributions on Interests of any Series;

(b)the amount of paid in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged);

(c)any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any Series;

(d)the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any Series Property owned or held by any Series or of any Interests;

(e)the number of Interests within a Series;

(f)any matter relating to the acquisition, holding and disposition of any assets by any Series;

(g)the evaluation of any competing interests among the Series and the resolution of any conflicts of interests among the Series;

(h)each of the matters set forth in Section 5.01(a) through Section 5.01(x); or

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(i)any other matter relating to the business and affairs of the Company or any Series or required or permitted by applicable law, this Agreement or otherwise to be determined by the Manager.

Section 5.03Delegation. The Manager may delegate to any Person or Persons any of the powers and authority vested in it hereunder and may engage such Person or Persons to provide administrative, compliance, technological and accounting services to the Company, on such terms and conditions as it may consider appropriate.

Section 5.04Exculpation, Indemnification, Advances and Insurance.

(a)Subject to other applicable provisions of this ARTICLE V including Section 5.06, the Indemnified Persons shall not be liable to the Company or any Series for any acts or omissions by any of the Indemnified Persons arising from the exercise of their rights or performance of their duties and obligations in connection with the Company or any Series, this Agreement or any investment made or held by the Company or any Series, including with respect to any acts or omissions made while serving at the request of the Company or on behalf of any Series as an officer, director, member, partner, fiduciary or trustee of another Person, other than such acts or omissions that have been determined in a final, non-appealable decision of a court of competent jurisdiction to constitute fraud, willful misconduct or gross negligence. The Indemnified Persons shall be indemnified by the Company and, to the extent Expenses and Liabilities are associated with any Series, each such Series, in each case, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements on a solicitor and client basis) (collectively, “Expenses and Liabilities”) arising from the performance of any of their duties or obligations in connection with their service to the Company or each such Series or this Agreement, or any investment made or held by the Company, each such Series, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such Person may hereafter be made party by reason of being or having been a manager of the Company or such Series under Delaware law, an Officer of the Company or associated with such Series, a member of the Advisory Board or an officer, director, member, partner, fiduciary or trustee of another Person, provided that this indemnification shall not cover Expenses and Liabilities that arise out of the acts or omissions of any Indemnified Party that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such Indemnified Persons fraud, willful misconduct or gross negligence. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Series (including any indebtedness which the Company or any Series has assumed or taken subject to), and the Manager or the Officers are hereby authorized and empowered, on behalf of the Company or any Series, to enter into one or more indemnity agreements consistent with the provisions of this Section in favor of any Indemnified Person having or potentially having liability for any such indebtedness. It is the intention of this paragraph that the Company and each applicable Series indemnify each Indemnified Person to the fullest extent permitted by law, provided that this indemnification shall not cover Expenses and Liabilities that arise out of the acts or omissions of any Indemnified Party that have been determined in a final, non-appealable decision of a court, arbitrator or other tribunal of competent jurisdiction to have resulted primarily from such Indemnified Persons fraud, willful misconduct or gross negligence.

(b)The provisions of this Agreement, to the extent they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, including Section 5.06, are agreed by each Member to modify such duties and liabilities of the Indemnified Person to the maximum extent permitted by law.

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(c)Any indemnification under this Section (unless ordered by a court) shall be made by each applicable Series. To the extent, however, that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Indemnified Person shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by such Indemnified Person in connection therewith.

(d)Any Indemnified Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under paragraph (a). The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standards of conduct set forth in paragraph (a). Neither a contrary determination in the specific case under paragraph (c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnified Person seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this paragraph shall be given to the Company promptly upon the filing of such application. If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(e)To the fullest extent permitted by law, expenses (including attorney’s fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding may, at the option of the Manager, be paid by each applicable Series in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by each such Series as authorized in this Section.

(f)The indemnification and advancement of expenses provided by or granted pursuant to this Section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement (including without limitation any Series Designation), vote of Members or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Person unless otherwise provided in a written agreement with such Indemnified Person or in the writing pursuant to which such Indemnified Person is indemnified, it being the policy of the Company that indemnification of the persons specified in paragraph (a) shall be made to the fullest extent permitted by law. The provisions of this Section shall not be deemed to preclude the indemnification of any person who is not specified in paragraph (a) but whom the Company or an applicable Series has the power or obligation to indemnify under the provisions of the Delaware Act.

(g)The Company and any Series may, but shall not be obligated to, purchase and maintain insurance on behalf of any Person entitled to indemnification under this Section against any liability asserted against such Person and incurred by such Person in any capacity to which they are entitled to indemnification hereunder, or arising out of such Persons status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Section.

(h)The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall, unless otherwise provided when authorized or ratified, inure to the benefit of the heirs, executors and administrators of any person entitled to indemnification under this Section.

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(i)The Company and any Series may, to the extent authorized from time to time by the Manager, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company or such Series.

(j)If this Section or any portion of this Section shall be invalidated on any ground by a court of competent jurisdiction each applicable Series shall nevertheless indemnify each Indemnified Person as to expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Section that shall not have been invalidated.

(k)Each of the Indemnified Persons may, in the performance of his, her or its duties, consult with legal counsel, accountants, and other experts, and any act or omission by such Person on behalf of the Company or any Series in furtherance of the interests of the Company or such Series in good faith in reliance upon, and in accordance with, the advice of such legal counsel, accountants or other experts will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided that such legal counsel, accountants, or other experts were selected with reasonable care by or on behalf of such Indemnified Person.

(l)An Indemnified Person shall not be denied indemnification in whole or in part under this Section because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(m)Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Company or any Series (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Section, to the maximum extent permitted by law.

(n)The Manager shall, in the performance of its duties, be fully protected in relying in good faith upon the records of the Company and any Series and on such information, opinions, reports or statements presented to the Company by any of the Officers or employees of the Company or associated with any Series, or by any other Person as to matters the Manager reasonably believes are within such other Persons professional or expert competence (including, without limitation, the Advisory Board).

(o)Any amendment, modification or repeal of this Section or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of or other rights of any indemnitee under this Section as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became an indemnitee hereunder prior to such amendment, modification or repeal.

Section 5.05Duties of Officers.

(a)Except as set forth in Section 5.04 and Section 5.06, as otherwise expressly provided in this Agreement or required by the Delaware Act, (i) the duties and obligations owed to the Company by the

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Officers shall be the same as the duties and obligations owed to a corporation organized under DGCL by its officers, and (ii) the duties and obligations owed to the Members by the Officers shall be the same as the duties and obligations owed to the stockholders of a corporation under the DGCL by its officers.

(b)The Manager shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it thereunder either directly or by or through the duly authorized Officers of the Company or associated with a Series, and the Manager shall not be responsible for the misconduct or negligence on the part of any such Officer duly appointed or duly authorized by the Manager in good faith.

Section 5.06Standards of Conduct and Modification of Duties of the Manager. Notwithstanding anything to the contrary herein or under any applicable law, including, without limitation, Section 18-1101(c) of the Delaware Act, the Manager, in exercising its rights hereunder in its capacity as the Manager of the Company, shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company, any Series or any Economic Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Delaware Act or under any other applicable law or in equity. The Manager shall not have any duty (including any fiduciary duty) to the Company, any Series, the Economic Members or any other Person, including any fiduciary duty associated with self-dealing or corporate opportunities, all of which are hereby expressly waived. This Section shall not in any way reduce or otherwise limit the specific obligations of the Manager expressly provided in this Agreement or in any other agreement with the Company or any Series.

Section 5.07Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company or any Series shall be entitled to assume that the Manager and any Officer of the Company or any Series has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company or such Series and to enter into any contracts on behalf of the Company or such Series, and such Person shall be entitled to deal with the Manager or any Officer as if it were the Company’s or such Series sole party in interest, both legally and beneficially. Each Economic Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Manager or any Officer in connection with any such dealing. In no event shall any Person dealing with the Manager or any Officer or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Manager or any Officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company or any Series by the Manager or any Officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement were in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company or any Series and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company or the applicable Series.

Section 5.08Certain Conflicts of Interest. The resolution of any Conflict of Interest approved by the Advisory Board shall be conclusively deemed to be fair and reasonable to the Company and the Members and not a breach of any duty hereunder at law, in equity or otherwise.

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Section 5.09Appointment of the Property Manager. The Manager exercises ultimate authority over the Series Property. Pursuant to Section 5.03, the Manager has the right to delegate its responsibilities under this Agreement in respect of the management of the Series Property. The Manager has agreed on behalf of the Company to appoint the Property Manager to manage the Series Property on a discretionary basis, and to exercise, to the exclusion of the Manager (but under the supervision and authority of the Manager), all the powers, rights and discretions conferred on the Manager in respect of the Series Property and, the Manager on behalf of each Series, will enter into an Asset Management Agreement pursuant to which the Property Manager is formally appointed to manage the Series Property. The Property Manager may charge a Property Management Fee for managing the Series Property.

ARTICLE VI.FEES AND EXPENSES

Section 6.01Cost to acquire the Series Property; Offering Expenses; Acquisition Expenses; Management Fee. The following fees, costs and expenses in connection with any Initial Offering and the sourcing and acquisition of a Series Property shall be borne by the relevant Series (except in the case of an unsuccessful Offering in which case all Abort Costs shall be borne by the Manager, and except to the extent assumed by the Manager in writing):

(a)Cost to acquire the Series Property;

(b)Offering Expenses; and

(c)Acquisition Expenses.

Section 6.02Operating Expenses; Dissolution Fees. Each Series shall be responsible for its Operating Expenses, all costs and expenses incidental to the termination and winding up of such Series and its share of the costs and expenses incidental to the termination and winding up of the Company as allocated to it in accordance with Section 6.04.

Section 6.03Excess Operating Expenses; Further Issuance of Interests; Operating Expenses Reimbursement Obligation(s).

(a)If there are not sufficient cash reserves of, or revenues generated by, a Series to meet its Operating Expenses, the Manager may:

(i)issue additional Interests in such Series in accordance with Section 3.04. Economic Members shall be notified in writing at least 10 Business Days in advance of any proposal by the Manager to issue additional Interests pursuant to this Section; and/or

(ii)pay such excess Operating Expenses and not seek reimbursement; and/or

(iii)enter into an agreement pursuant to which the Manager loans to the Company an amount equal to the remaining excess Operating Expenses (the “Operating Expenses Reimbursement Obligation(s)”). The Manager, in its sole discretion, may impose a reasonable rate of interest (a rate no less than the Applicable Federal Rate (as defined in the Code)) on any Operating Expenses Reimbursement Obligation. The Operating Expenses Reimbursement Obligation(s) shall become repayable when cash becomes available for such purpose in accordance with ARTICLE VII.

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Section 6.04Allocation of Expenses. Any Offering Expenses, Acquisition Expenses, Sourcing Fee and Operating Expenses shall be allocated by the Manager in accordance with the Allocation Policy.

Section 6.05Management Fee.  The Manager may, in its discretion, charge the Management Fee, but shall not be obligated to do so.

Section 6.06Overhead of the Manager. The Manager shall pay and the Economic Members shall not bear the cost of: (i) all of the ordinary overhead and administrative expenses of the Manager including, without limitation, all costs and expenses on account of rent, utilities, insurance, office supplies, office equipment, secretarial expenses, stationery, charges for furniture, fixtures and equipment, payroll taxes, travel, entertainment, salaries and bonuses, but excluding any Operating Expenses, (ii) any Abort Costs, and (iii) such other amounts in respect of any Series as it shall agree in writing or as is explicitly set forth in any Offering Documents.

ARTICLE VII.DISTRIBUTIONS

Section 7.01Application of Cash. Subject to Section 7.03, ARTICLE XI and any Interest Designation, any Free Cash Flows of each Series after (i) repayment of any amounts outstanding under Operating Expenses Reimbursement Obligations including any accrued interest as there may be; (ii) the creation of such reserves as the Manager deems necessary, in its sole discretion, to meet future Operating Expenses; (iii) Management Fees, if any, and (iv) thereafter, no less than 90% (net of corporate income taxes applicable to that Series) by way of distribution to the Members of that Series, which may include the Property Sellers of its Series Property or the Manager or any of its affiliates.

Section 7.02Application of Amounts upon the Liquidation of a Series. Subject to Section 7.03 and ARTICLE XI and any Interest Designation, any amounts available for distribution following the liquidation of a Series, net of any fees, costs and liabilities (as determined by the Manager in its sole discretion), shall be applied and distributed 90% to the Members (pro rata to their Interests and which, for the avoidance of doubt, may include the Manager and its Affiliates).

Section 7.03Timing of Distributions.

(a)Subject to the applicable provisions of the Delaware Act, tax requirements and except as otherwise provided herein, the Manager shall pay distributions to the Members associated with such Series pursuant to Section 7.01, at such times as the Manager shall reasonably determine, and pursuant to Section 7.02, as soon as reasonably practicable after the relevant amounts have been received by the Series; provided that, the Manager shall not be obliged to make any distribution pursuant to this Section (i) unless there are sufficient amounts available for such distribution or (ii) which, in the reasonable opinion of the Manager, would or might leave the Company or such Series with insufficient funds to meet any future contemplated obligations or contingencies including to meet any Operating Expenses and outstanding Operating Expenses Reimbursement Obligations (and the Manager is hereby authorized to retain any amounts within the Company to create a reserve to meet any such obligations or contingencies), or which otherwise may result in the Company or such Series having unreasonably small capital for the Company or such Series to continue its business as a going concern. Subject to the terms of any Series Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Interests of the applicable Series), distributions shall be paid to the holders of the Interests of a Series on an equal per Interest basis as of the Record Date selected by the Manager. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Member on account of its interest in any Series if such distribution would violate the Delaware Act or other applicable law.

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(b)Notwithstanding Section 7.02 and Section 7.03(a), in the event of the termination and liquidation of a Series, all distributions shall be made in accordance with, and subject to the terms and conditions of, ARTICLE XI.

(c)Each distribution in respect of any Interests of a Series shall be paid by the Company, directly or through any other Person or agent, only to the Record Holder of such Interests as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company and such Series liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise

Section 7.04Distributions in kind. Distributions in kind of the entire or part of a Series Property to Members are prohibited.

ARTICLE VIII.BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 8.01Records and Accounting.

(a)The Manager shall keep or cause to be kept at the principal office of the Company or such other place as determined by the Manager appropriate books and records with respect to the business of the Company and each Series, including all books and records necessary to provide to the Economic Members any information required to be provided pursuant to this Agreement or applicable law. Any books and records maintained by or on behalf of the Company or any Series in the regular course of its business, including the record of the Members, books of account and records of Company or Series proceedings, may be kept in such electronic form as may be determined by the Manager; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP, unless otherwise required by applicable law or other regulatory disclosure requirement.

(b)Each Member shall have the right, upon reasonable demand for any purpose reasonably related to the Members Interest as a member of the Company (as reasonably determined by the Manager) to such information pertaining to the Company as a whole and to each Series in which such Member has an Interest, as provided in Section 18-305 of the Delaware Act; provided, that prior to such Member having the ability to access such information, the Manager shall be permitted to require such Member to enter into a confidentiality agreement in form and substance reasonably acceptable to the Manager. For the avoidance of doubt, except as may be required pursuant to ARTICLE X, a Member shall only have access to the information (including any Series Designation) referenced with respect to any Series in which such Member has an Interest and not to any Series in which such Member does not have an Interest.

(c)Except as otherwise set forth in the applicable Series Designation, within 120 calendar days after the end of the fiscal year and 90 calendar days after the end of the semi-annual reporting date, the Manager shall use its commercially reasonable efforts to circulate to each Economic Member electronically by e-mail or made available via an online platform:

(i)a financial statement of such Series prepared in accordance with U.S. GAAP, which includes a balance sheet, profit and loss statement and a cash flow statement; and

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(ii)confirmation of the number of Interests in each Series Outstanding as of the end of the most recent fiscal year;

provided, that notwithstanding the foregoing, if the Company or any Series is required to disclose financial information pursuant to the Securities Act or the Exchange Act (including without limitations periodic reports under the Exchange Act or under Rule 257 under Regulation A of the Securities Act), then compliance with such provisions shall be deemed compliance with this Section 8.01(c) and no further or earlier financial reports shall be required to be provided to the Economic Members of the applicable Series with such reporting requirement.

(d)Fiscal Year. Unless otherwise provided in a Series Designation, the fiscal year for tax and financial reporting purposes of each Series shall be a calendar year ending December 31 unless otherwise required by the Code. The fiscal year for financial reporting purposes of the Company shall be a calendar year ending December 31.

ARTICLE IX.TAX MATTERS

Section 9.01Tax Treatment. The Company intends to be treated as a non-entity and intends to treat each Series as a separate business entity, in each case, for U.S. federal income tax purposes.

Section 9.02Qualifying and Maintaining Qualification as a REIT. From the Initial Offering, the Manager shall take such action from time to time as the Manager determines is necessary or appropriate to maintain such Series’ qualification as a REIT; provided, however, that if the Manager determines that it is no longer in the best interests of a Series to continue to be qualified as a REIT, the Manager may authorize a Series to revoke or otherwise terminate its REIT election pursuant to Section 856(g) of the Code. The Manager may also determine that compliance with any restriction or limitation on share ownership and transfers set forth in ARTICLE IV is no longer required for REIT qualification. It is intended that each Series elect to be treated like a corporation that will elect to be taxed as a REIT prior to the Initial Offering of such Series until the termination of such Series pursuant to ARTICLE XI.

ARTICLE X.REMOVAL OF THE MANAGER

Economic Members of the Company acting by way of a Super Majority Vote may elect to remove the Manager at any time if the Manager is found by a non-appealable judgment of a court of competent jurisdiction to have committed fraud in connection with a Series or the Company and which has a material adverse effect the Company. The Manager shall call a meeting of all of the Economic Members of the Company within 30 calendar days of such final non-appealable judgment of a court of competent jurisdiction, at which the Economic Members may (i) by Super Majority Vote, remove the Manager of the Company and each relevant Series in accordance with this ARTICLE X and (ii) if the Manager is so removed, by a plurality, appoint a replacement Manager or the liquidation and dissolution and termination the Company and each of the Series in accordance with ARTICLE XII If the Manager fails to call a meeting as required by this ARTICLE X, then any Economic Member shall have the ability to demand a list of all Record Holders of the Company pursuant to Section 8.01(b) and to call a meeting at which such a vote shall be taken. In the event of its removal, the Manager shall be entitled to receive all amounts that have accrued and are then currently due and payable to it pursuant to this Agreement but shall forfeit its right to any future distributions. If the Manager of a Series and the Property Manager of a Series shall be the same Person or controlled Affiliates, then the Managers appointment as Property Manager of such Series shall concurrently automatically terminate. Prior to its admission as a Manager of any Series, any replacement Manager shall acquire the Interests held by the departing Manager in such Series for fair market value and in cash immediately payable on the Transfer of such Interests and appoint a replacement Property Manager

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on the same terms and conditions set forth herein and in the Asset Management Agreement. For the avoidance of doubt, if the Manager is removed as Manager of the Company it shall also cease to be Manager of each of the Series.

ARTICLE XI.DISSOLUTION, TERMINATION AND LIQUIDATION

Section 11.01Dissolution and Termination.

(a)The Company shall not be dissolved by the admission of Substitute Economic Members or Additional Economic Members or the withdrawal of a transferring Member following a Transfer associated with any Series. The Company or any Series shall dissolve, and its affairs shall be wound up, upon:

(i)an election to dissolve the Company by the Manager;

(ii)the sale, exchange or other disposition of all or substantially all of the assets and properties of all Series (which shall include the obsolesce of the Series Property) and the subsequent election to dissolve the Company by the Manager;

(iii)the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act;

(iv)at any time that there are no Members of the Company, unless the business of the Company is continued in accordance with the Delaware Act; or

(v)a vote by the Economic Members to dissolve the Company following the for-cause removal of the Manager in accordance with ARTICLE X.

(b)A Series shall not be terminated by the admission of Substitute Economic Members or Additional Economic Members or the withdrawal of a transferring Member following a Transfer associated with any Series. Unless otherwise provided in the Series Designation, a Series shall terminate, and its affairs shall be wound up, upon:

(i)the dissolution of the Company pursuant to Section 11.01(a);

(ii)the sale, exchange or other disposition of all or substantially all of the assets and properties of such Series (which shall include the obsolesce of the Series Property) and the subsequent election to dissolve the Company by the Manager. The termination of the Series pursuant to this sub-paragraph shall not require the consent of the Economic Members;

(iii)an event set forth as an event of termination of such Series in the Series Designation establishing such Series;

(iv)an election to terminate the Series by the Manager; or

(v)at any time that there are no Members of such Series, unless the business of such Series is continued in accordance with the Delaware Act.

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(c)The dissolution of the Company or any Series pursuant to Section 18-801(a)(3) of the Delaware Act shall be strictly prohibited.

Section 11.02Liquidator. Upon dissolution of the Company or termination of any Series, the Manager shall select one or more Persons (which may be the Manager) to act as Liquidator. In the case of a dissolution of the Company, (i) the Liquidator shall be entitled to receive compensation for its services as Liquidator; (ii) the Liquidator shall agree not to resign at any time without 15 days prior notice to the Manager and may be removed at any time by the Manager; (iii) upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days be appointed by the Manager. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this ARTICLE XI, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Manager under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein. In the case of a termination of a Series, other than in connection with a dissolution of the Company, the Manager shall act as Liquidator.

Section 11.03Liquidation of a Series. In connection with the liquidation of a Series, whether as a result of the dissolution of the Company or the termination of such Series, the Liquidator shall proceed to dispose of the assets of such Series, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Sections 18-215 and 18-804 of the Delaware Act, the terms of any Series Designation and the following:

(a)Subject to Section 11.03(c), the assets may be disposed of by public or private sale on such terms as the Liquidator may determine. The Liquidator may defer liquidation for a reasonable time if it determines that an immediate sale or distribution of all or some of the assets would be impractical or would cause undue loss to the Members associated with such Series.

(b)Liabilities of each Series include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 11.2) as well as any outstanding Operating Expenses Reimbursement Obligations and any other amounts owed to Members associated with such Series otherwise than in respect of their distribution rights under ARTICLE VIII. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of Free Cash Flows or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c)Subject to the terms of any Series Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Interests of the applicable Series), all property and all Free Cash Flows in excess of that required to discharge liabilities as provided in Section 11.03(b) shall be distributed to the holders of the Interests of the Series on an equal per Interest basis.

Section 11.04Cancellation of Certificate of Formation. In the case of a dissolution of the Company, upon the completion of the distribution of all Free Cash Flows and property in connection the termination of all Series (other than the reservation of amounts for payments in respect of the satisfaction of liabilities of the Company or any Series), the Certificate of Formation and all qualifications of the Company as a foreign

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limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken by the Liquidator or the Manager, as applicable.

Section 11.05Return of Contributions. None of any Member, the Manager or any Officer of the Company or associated with any Series or any of their respective Affiliates, officers, directors, members, shareholders, employees, managers, partners, controlling persons, agents or independent contractors will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company or any Series to enable it to effectuate, the return of the Capital Contributions of the Economic Members associated with a Series, or any portion thereof, it being expressly understood that any such return shall be made solely from Series Property.

Section 11.06Waiver of Partition. To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company or Series Property.

ARTICLE XII.AMENDMENT OF AGREEMENT, SERIES DESIGNATION

Section 12.01General. Except as provided in Section 12.02, the Manager may amend any of the terms of this Agreement or any Series Designation as it determines in its sole discretion and without the consent of any of the Economic Members. Without limiting the foregoing, the Manager, without the approval of any Economic Member, may amend any provision of this Agreement or any Series Designation, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect:

(a)a change that the Manager determines to be necessary or appropriate in connection with any action taken or to be taken by the Manager pursuant to the authority granted in ARTICLE V hereof;

(b)a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(c)the admission, substitution, withdrawal or removal of Members in accordance with this Agreement, any Series Designation;

(d)a change that the Manager determines to be necessary or appropriate to qualify or continue to qualification of the Company as a limited liability company under the laws of any state or to ensure that each Series will continue to qualify as a REIT for U.S. federal income tax purposes or otherwise not be taxed as an entity for U.S. federal income tax purposes, other than as the Company specifically so designates;

(e)a change that the Manager determines to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act);

(f)a change that the Manager determines to be necessary, desirable or appropriate to facilitate the trading of the Interests (including, without limitation, the division of any class or classes or series of Outstanding Interests into different classes or Series to facilitate uniformity of tax consequences within such classes or Series) or comply with any rule, regulation, guideline or requirement of any National

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Securities Exchange or over-the-counter market on which Interests are or will be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Members;

(g)a change that is required to effect the intent expressed in any Offering Document or the intent of the provisions of this Agreement or any Series Designation or is otherwise contemplated by this Agreement or any Series Designation;

(h)a change in the fiscal year or taxable year of the Company or any Series and any other changes that the Manager determines to be necessary or appropriate;

(i)an amendment that the Manager determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, any Officers or any trustees or agents of the Company from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act, or plan asset regulations adopted under ERISA, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(j)an amendment that the Manager determines to be necessary or appropriate in connection with the establishment or creation of additional Series pursuant to Section 3.03 or the authorization, establishment, creation or issuance of any class or series of Interests of any Series pursuant to Section 3.04 and the admission of Additional Economic Members;

(k)any other amendment other than an amendment expressly requiring consent of the Economic Members as set forth in Section 12.02; and

(l)any other amendments substantially similar to the foregoing.

Section 12.02Certain Amendment Requirements. Notwithstanding the provisions of Section 12.01, no amendment to this Agreement shall be made without the consent of the Economic Members holding of a majority of the Outstanding Interests, that:

(a)decreases the percentage of Outstanding Interests required to take any action hereunder;

(b)materially adversely affects the rights of any of the Economic Members (including adversely affecting the holders of any particular Series of Interests as compared to holders of other series of Interests);

(c)modifies Section 11.01(a) or gives any Person the right to dissolve the Company; or

(d)modifies the term of the Company.

Section 12.03Amendment Approval Process. If the Manager desires to amend any provision of this Agreement or any Series Designation, other than as permitted by Section 12.01, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then call a meeting of the Members entitled to vote in respect thereof for the consideration of such amendment. Amendments to this Agreement or any Series Designation may be proposed only by or with the consent of the Manager. Such meeting shall be called and held upon notice in accordance with ARTICLE XIII of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as

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the Manager shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by the affirmative vote of the holders of not less than a majority of the Interests of all Series then Outstanding, voting together as a single class, unless a greater percentage is required under this Agreement or by Delaware law. The Company shall deliver to each Member prompt notice of the adoption of every amendment made to this Agreement or any Series Designation pursuant to this ARTICLE XIII.

ARTICLE XIII.MEMBER MEETINGS

Section 13.01Meetings. The Company shall not be required to hold an annual meeting of the Members. The Manager may, whenever it thinks fit, convene meetings of the Company or any Series. The non-receipt by any Member of a notice convening a meeting shall not invalidate the proceedings at that meeting.

Section 13.02Quorum. No business shall be transacted at any meeting unless a quorum of Members is present at the time when the meeting proceeds to business; in respect of meetings of the Company, Members holding 50% of Interests, and in respect of meetings of any Series, Members holding 50% of Interests in such Series, present in person or by proxy shall be a quorum. In the event a meeting is not quorate, the Manager may adjourn or cancel the meeting, as it determines in its sole discretion.

Section 13.03Chairman. Any designee of the Manager shall preside as chairman of any meeting of the Company or any Series.

Section 13.04Voting Rights. Subject to the provisions of any class or series of Interests of any Series then Outstanding and provided that such Members or Record Holders have voting rights, the Members shall be entitled to vote only on those matters provided for under the terms of this Agreement and only on matters related to such Series.

Section 13.05Extraordinary Actions. Except as specifically provided in this Agreement, notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of Interests entitled to cast a majority of all the votes entitled to be cast on the matter.

Section 13.06Manager Approval. Other than as provided for in ARTICLE X, the submission of any action of the Company or a Series to Members for their consideration shall first be approved by the Manager.

Section 13.07Action By Members without a Meeting. Any Series Designation may provide that any action required or permitted to be taken by the holders of the Interests to which such Series Designation relates may be taken without a meeting by the written consent of such holders or Members entitled to cast a sufficient number of votes to approve the matter as required by statute or this Agreement, as the case may be.

Section 13.08Manager. Unless otherwise expressly provided in this Agreement, the Manager or any of its Affiliates who hold any Interests shall not be entitled to vote in its capacity as holder of such Interests on matters submitted to the Members for approval, and no such Interests shall be deemed Outstanding for purposes of any such vote.

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ARTICLE XIV.CONFIDENTIALITY

Section 14.01Confidentiality Obligations. All information contained in the accounts and reports prepared in accordance with ARTICLE VIII and any other information disclosed to an Economic Member under or in connection with this Agreement is confidential and non-public and each Economic Member undertakes to treat that information as confidential information and to hold that information in confidence. No Economic Member shall, and each Economic Member shall ensure that every person connected with or associated with that Economic Member shall not, disclose to any person or use to the detriment of the Company, any Series, any Economic Member or any Series Property any confidential information which may have come to its knowledge concerning the affairs of the Company, any Series, any Economic Member, any Series Property or any potential Series Property, and each Economic Member shall use any such confidential information exclusively for the purposes of monitoring and evaluating its investment in the Company. This Section 14.01 is subject to Section 14.02 and Section 14.03.

Section 14.02Exempted information. The obligations set out in Section 14.01 shall not apply to any information which:

(a)is public knowledge and readily publicly accessible as of the date of such disclosure;

(b)becomes public knowledge and readily publicly accessible, other than as a result of a breach of this ARTICLE XIV; or

(c)has been publicly filed with the U.S. Securities and Exchange Commission.

Section 14.03Permitted Disclosures. The restrictions on disclosing confidential information set out in Section 14.01 shall not apply to the disclosure of confidential information by an Economic Member:

(a)to any person, with the prior written consent of the Manager (which may be given or withheld in the Managers sole discretion);

(b)if required by law, rule or regulation applicable to the Economic Member (including without limitation disclosure of the tax treatment or consequences thereof), or by any Governmental Entity having jurisdiction over the Economic Member, or if requested by any Governmental Entity having jurisdiction over the Economic Member, but in each case only if the Economic Member (unless restricted by any relevant law or Governmental Entity): (i) provides the Manager with reasonable advance notice of any such required disclosure; (ii) consults with the Manager prior to making any disclosure, including in respect of the reasons for and content of the required disclosure; and (iii) takes all reasonable steps permitted by law that are requested by the Manager to prevent the disclosure of confidential information (including (a) using reasonable endeavors to oppose and prevent the requested disclosure and (b) returning to the Manager any confidential information held by the Economic Member or any person to whom the Economic Member has disclosed that confidential information in accordance with this Section); or

(c)to its trustees, officers, directors, employees, legal advisers, accountants, investment managers, investment advisers and other professional consultants who would customarily have access to such information in the normal course of performing their duties, but subject to the condition that each such person is bound either by professional duties of confidentiality or by an obligation of confidentiality in respect of the use and dissemination of the information no less onerous than this ARTICLE XIV.

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ARTICLE XV.GENERAL PROVISIONS

Section 15.01Addresses and Notices.

(a)Any notice to be served in connection with this Agreement shall be served in writing (which, for the avoidance of doubt, shall include e-mail) and any notice or other correspondence under or in connection with this Agreement shall be delivered to the relevant party at the address given in this Agreement (or, in the case of an Economic Member, in its Form of Adherence) or to such other address as may be notified in writing for the purposes of this Agreement to the party serving the document and that appears in the books and records of the relevant Series. The Company intends to make transmissions by electronic means to ensure prompt receipt and may also publish notices or reports on a secure electronic application to which all Members have access (including without limitation the RealyInvest Platform or any successor thereto), and any such publication shall constitute a valid method of serving notices under this Agreement.

(b)Any notice or correspondence shall be deemed to have been served as follows:

(i)in the case of hand delivery, on the date of delivery if delivered before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following delivery;

(ii)in the case of service by U.S. registered mail, on the third Business Day after the day on which it was posted;

(iii)in the case of email (subject to oral or electronic confirmation of receipt of the email in its entirety), on the date of transmission if transmitted before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following transmission; and

(iv)in the case of notices published on an electronic application, on the date of publication if published before 5:00 p.m. on a Business Day and otherwise at 9:00 a.m. on the first Business Day following publication.

(c)In proving service (other than service by e-mail), it shall be sufficient to prove that the notice or correspondence was properly addressed and left at or posted by registered mail to the place to which it was so addressed.

(d)Any notice to the Company (including any Series) shall be deemed given if received by any member of the Manager at the principal office of the Company designated pursuant to Section 2.03. The Manager and the Officers may rely and shall be protected in relying on any notice or other document from an Economic Member or other Person if believed by it to be genuine.

Section 15.02Further Action. The parties to this Agreement shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.03Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

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Section 15.04Integration. This Agreement, together with the applicable Form of Adherence and Asset Management Agreement and any applicable Series Designation, constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 15.05Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company or any Series.

Section 15.06Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 15.07Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto (which signature may be provided electronically) or, in the case of a Person acquiring an Interest, upon acceptance of its Form of Adherence.

Section 15.08Applicable Law and Jurisdiction.

(a)This Agreement and the rights of the parties shall be governed by and construed in accordance with the laws of the State of Delaware. Non-contractual obligations (if any) arising out of or in connection with this agreement (including its formation) shall also be governed by the laws of the State of Delaware. The rights and liabilities of the Members in the Company and each Series and as between them shall be determined pursuant to the Delaware Act and this Agreement. To the extent the rights or obligations of any Member are different by reason of any provision of this Agreement than they would otherwise be under the Delaware Act in the absence of any such provision, or even if this Agreement is inconsistent with the Delaware Act, this Agreement shall control, except to the extent the Delaware Act prohibits any particular provision of the Delaware Act to be waived or modified by the Members, in which event any contrary provisions hereof shall be valid to the maximum extent permitted under the Delaware Act.

(b)To the fullest extent permitted by applicable law, any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement, or the transactions contemplated hereby shall be brought in Chancery Court in the State of Delaware and each Member hereby consents to the exclusive jurisdiction of the Chancery Court in the State of Delaware (and of the appropriate appellate courts therefrom) in any suit, action or proceeding, and irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.  To the fullest extent permitted by applicable law, each Member hereby waives the right to commence an action, suit or proceeding seeking to enforce any provisions of, or based on any matter arising out of or in connection with this Agreement, or the transactions contemplated hereby or thereby in any court outside of the Chancery Court in the State of Delaware except to the extent otherwise explicitly provided herein. The provisions of this Section 15.08(b) shall not be applicable to an action, suit or proceeding to the extent it pertains to a matter as to which the claims are exclusively vested in the jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, or if the Chancery Court in the State of Delaware does not have jurisdiction over such matter. The Company acknowledges for the avoidance of doubt that this Section 15.08(b) shall not apply to claims arising under the Securities Act and the Exchange Act, and by agreeing

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to the provisions of this Section 15.08(b), each Member will not be deemed to have waived compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

(c)Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any court. Without limiting the foregoing, each party agrees that service of process on such party by written notice pursuant to Section 11.01 will be deemed effective service of process on such party.

(d)TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EVERY PARTY TO THIS AGREEMENT AND ANY OTHER PERSON WHO BECOMES A MEMBER OR HAS RIGHTS AS AN ASSIGNEE OF ANY PORTION OF ANY MEMBERS MEMBERSHIP INTEREST HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AS TO ANY MATTER UNDER THIS AGREEMENT OR IN ANY OTHER WAY RELATING TO THE COMPANY OR THE RELATIONS UNDER THIS AGREEMENT OR OTHERWISE AS TO THE COMPANY AS BETWEEN OR AMONG ANY SAID PERSONS. NOTWITHSTANDING THE ABOVE, THE FOREGOING WAIVER OF THE RIGHT TO A JURY TRIAL DOES NOT APPLY TO CLAIMS ARISING UNDER THE SECURITIES ACT AND THE EXCHANGE ACT.

Section 15.09Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.10Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

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